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                                                                  EXHIBIT 3.114


                      AMENDMENT OF PARTNERSHIP AGREEMENT OF
                          SKMD BROADCASTING PARTNERSHIP
                          Delaware General Partnership


         The undersigned, in their capacity as general partners (the "General Partners") of the Delaware general partnership SKMD Broadcasting Partnership (the "Partnership"), hereby consent to the adoption of the following resolutions:

         WHEREAS, SKMD Broadcasting Partnership is subject to a Partnership Agreement dated as of July 29, 1994 between UHF Investments, Inc. (now known as USA Station Group, Inc.), a Delaware corporation, and USA Station Group of Maryland, Inc. (now known as USA Station Group of Atlanta Inc.) (the "Partnership Agreement");

         WHEREAS, the name of the General Partners to the Partnership Agreement has been changed; and

         WHEREAS, both of the parties hereto desire to amend the name of the existing Partnership Agreement from SKMD Broadcasting Partnership to USA Station Group Partnership of Atlanta to reflect the new name of the General Partners;

         NOW, THEREFORE, BE IT RESOLVED that the officers of each of the parties are authorized to amend the name of the Partnership Agreement from SKMD Broadcasting Partnership to USA Station Group Partnership of Atlanta to reflect the new names of the General Partners.

         FURTHER RESOLVED, except as set forth herein, all of the terms and provisions of the existing Partnership Agreement shall remain the same and shall continue in full force and effect.

         By their signature below, both of the parties signify their agreement.

         Dated as of the 6th day of November, 1998.

                                           USA STATION GROUP, INC.
                                           (f/k/a UHF Investments, Inc.)
                                           Managing General Partner of the SKMD
                                           Broadcasting Partnership


                                           BY:/s/  JULIUS GENACHOWSKI
                                           ____________________________________
                                                    JULIUS GENACHOWSKI
                                                    VICE PRESIDENT AND SECRETARY
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                                            USA STATION GROUP OF ATLANTA
                                            (f/k/a Silver King Broadcasting
                                            of Maryland, Inc.)

                                            BY:/s/ JULIUS GENACHOWSKI
                                               ________________________________
                                               JULIUS GENACHOWSKI
                                               VICE PRESIDENT AND SECRETARY